Exhibit 10.14

RESTRICTED STOCK

UNIT AWARD

AGREEMENT

This Restricted Stock Unit Award Agreement is entered into as of the [    ] day of [            , 20    ], by and between ONE Gas Company, Inc., an Oklahoma corporation, (the “Company”), and «Officer_Name» (the “Grantee”), an employee of the Company or a Subsidiary thereof, pursuant to the terms of the ONE Gas, Inc. Equity Compensation Plan (the “Plan”).

1. Restricted Unit Award. This Restricted Stock Unit Award Agreement and that certain Restricted Unit Award, dated [            , 20    ], a copy of which is attached hereto and incorporated herein by reference (collectively, the “Agreement”), constitute evidence of the grant of a Restricted Unit Award (the “Award”) of «No_of_Restricted_Units» Restricted Units to the Grantee by the Company that shall entitle the Grantee to receive shares of the Company’s common stock (the “Common Stock”) pursuant to the terms and conditions of this Agreement and of the Plan. The Award and Restricted Units granted pursuant to this Agreement include the right of Grantee to receive dividend equivalents (“Dividend Equivalents”) upon the declaration and payment of dividends by the Company to all holders of all common stock to the extent and as provided for in paragraph 5 of this Agreement. This Agreement, when executed by the Grantee, constitutes an agreement between the Company and the Grantee.

2. Plan. Notwithstanding any provisions herein to the contrary, should there be any inconsistency between the provisions of this Agreement and the terms of the Award stated in the resolutions and records of the Board of Directors or the Plan, the provisions of such resolutions and records of the Plan shall control. Except where expressly stated or clearly indicated otherwise by the terms of this Agreement, all terms, words and phrases used herein shall have the same meaning and effect as stated and as defined in the Plan.

3. Grantee’s Agreement Concerning Award and Employment. In consideration of the Company’s granting the Award as incentive compensation to Grantee pursuant to this Agreement, the Grantee by acceptance thereof, and signing this Agreement evidencing its terms, agrees to such terms and to continue to contribute and perform service in the employ of the Company (or a Subsidiary thereof) at the direction, will and pleasure of the Company. Provided, however, neither the foregoing agreement of the Grantee in this paragraph 3, nor any other provision in the Plan shall confer on the Grantee any right to continue in the employ of the Company (or a Subsidiary thereof), or interfere in any way with the right of the Company (or such Subsidiary) to terminate the Grantee’s employment at any time.

4. Registration of Stock; Grantee’s Representation With Respect to Acquiring for Investment. It is intended by the Company that the Plan and shares of Common Stock covered by the Award issued and granted to the Grantee referred to in paragraph 1, above, are to be registered under the Securities Act of 1933, as amended, prior to the grant date; provided, that in the event such registration is for any reason not made effective for such shares, the Grantee agrees, for the Grantee, and for the Grantee’s heirs and legal representatives by inheritance or bequest, that all shares acquired pursuant to the grant will be acquired for investment and not with a view to, or for sale or tender in connection with the distribution of any part thereof, including any transfer or distribution of such shares by the Grantee pursuant to the grant and this Agreement or as otherwise allowed by the Plan.

5. Restrictions; Restricted Period; Transfer of Common Stock to Grantee. The issue and grant of the Award to the Grantee stated in paragraph 1, above, are subject to the following terms and conditions:

(a) The ownership and transfer of the Restricted Units granted hereunder shall be restricted during the period beginning [            , 20    ], the grant date thereof (the “Grant Date”) and ending on [            , 20    ], (which period is hereinafter referred to as “Restricted Period”), as herein provided.

(b) The Restricted Units, or any Common Stock or cash to be paid or transferred to Grantee pursuant to the Award may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee or any other person except as provided in this Agreement and the Plan until the expiration of the Restricted Period.

(c) Except as otherwise provided in the Agreement, the Grantee shall earn and become vested and entitled to the Restricted Units granted by this Award under paragraph 1, above, at the end of the Restricted Period if the Grantee’s employment by the Company (or Subsidiary thereof) does not terminate during the Restricted Period. Upon expiration of the Restricted Period, the Grantee shall be entitled to receive, and the Company shall issue to Grantee one (1) share of Common Stock for each Restricted Unit that becomes earned by and vested in the Grantee pursuant to the Award. The Common Stock the Grantee becomes entitled to receive under the Award shall be paid, distributed, transferred and issued on the last day of the Restricted Period, or as soon as practicable after such date as determined by the Committee, but in no event after the 15th day of the third month after such date.

(1) The Grantee shall become vested in the Restricted Units granted hereunder and Common Stock paid and transferred pursuant to the Award free and clear of all restrictions imposed by the Award if the Grantee’s employment by the Company (or Subsidiary thereof) does not terminate during the Restricted Period; provided, that the Grantee shall become partially vested in the Restricted Units and Common Stock payable pursuant to the Award and the restrictions imposed by the Award shall partially cease to apply in certain events to the extent described in paragraph 6(d), below.

(2) If the Grantee’s employment with the Company (or Subsidiary thereof) terminates prior to the end of the Restricted Period by reason of (i) the Grantee’s voluntary termination of employment with the Company (or Subsidiary), or (ii) the involuntary Termination for Cause by the Company of the Grantee’s employment with the Company (or Subsidiary), the Grantee shall forfeit all the Grantee’s right, title or interest in the Restricted Units, and to any Common Stock payable or to be issued pursuant to the Award. Any such termination of employment described in the preceding sentence shall not be deemed to occur by reason of transfer of employment of the Grantee by or between the Company and any Subsidiary.

(3) The Grantee shall not be entitled to vote any shares of Common Stock and, except as provided in paragraph 5(c)(4), the Grantee shall not have any right or interest as a holder of Common Stock by reason of the Award granted under this Agreement prior to the end of the Restricted Period and actual issuance of Common Stock to the Grantee pursuant to the Award.

(4) During the Restricted Period Grantee shall earn and Dividend Equivalents shall be credited to Grantee with respect to Restricted Units in the form of additional Restricted Units (“Additional Restricted Units”) to the extent and as provided for in this Agreement, as follows:

(i) On each date on which (a) the Restricted Units and Additional Restricted Units credited to Grantee pursuant to the Award under this Agreement have not become vested or have not been forfeited pursuant to the terms of this Agreement, and (b) the Company declares and pays a cash dividend to holders of Common Stock (each, a “Dividend Payment Date”), a number of Additional Restricted Units will be credited to Grantee in an amount (including fractional Additional Restricted Units) determined by dividing (x) the aggregate cash dividends that would have been paid on the number of shares of Common Stock (including fractional shares of Common Stock) into which the Restricted Units and Additional Restricted Units theretofore granted and credited to the Grantee under this Agreement on the Dividend Payment Date would be converted if vested on such date, by (y) the Fair Market Value of a share of Common Stock on such Dividend Payment Date.

(ii) The Additional Restricted Units credited to Grantee pursuant to paragraph 5(c)(4)(i) shall be added to and included in a cumulative aggregate amount of Additional Restricted Units credited to the Grantee hereunder, which shall be recorded and accounted for as a separate identifiable amount to the credit of the Grantee (“Additional Restricted Units Amount”).

(iii) Except as provided below with respect to the treatment of a fractional Additional Restricted Unit or fractional share of Common Stock attributable to Grantee upon vesting hereunder, all the Additional Restricted Units and the Additional Restricted Units Amount so credited to Grantee shall be subject to the same terms and conditions as the Restricted Units granted pursuant to paragraph 1 above, and such Additional Restricted Units and Additional Restricted Units Amount shall be forfeited in the event that the Restricted Units granted pursuant to paragraph 1, above are forfeited.

(iv) Unless otherwise expressly stated herein, any reference to Restricted Units in this Agreement shall be deemed to similarly and in like manner refer and apply to Additional Restricted Units credited to Grantee.

(v) The Grantee shall earn and become vested and entitled to the Additional Restricted Units granted by this Award under this paragraph 5(c)(4) at the end of the Restricted Period. Upon expiration of the Restricted Period, Grantee shall be entitled to receive, and the Company shall issue to Grantee one (1) share of Common Stock for each Additional Restricted Unit that becomes earned by and vested in Grantee pursuant to the Award; provided, that the shares of Common Stock to be issued to and received by Grantee for Additional

Restricted Units, shall be only issued in whole shares of Common Stock, and any fractional share of Common Stock attributable to the Additional Restricted Units credited to Grantee shall paid to Grantee in an amount of cash equal to the Fair Market Value of a fractional share of Common Stock.

6. Transferability of Restricted Units, Cash or Common Stock; Termination of Employment.

(a) Except as provided in subparagraph (b) of this paragraph 6, below, this Agreement, the Grantee’s rights and obligations hereunder, and the Restricted Units granted hereunder shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution which apply to the Grantee’s estate.

(b) Notwithstanding the foregoing, the Grantee may transfer any part or all of the Grantee’s rights in the Restricted Units to members of the Grantee’s immediate family, or to one or more trusts for the benefit of such immediate family members, or partnerships in which such immediate family members are the only partners if the Grantee does not receive any consideration for the transfer. In the event of any such transfer, Restricted Units shall continue to be subject to the same terms and conditions otherwise applicable hereunder and under the Plan immediately prior to its transfer, except that such rights shall not be further transferable by the transferee inter vivos, except for transfer back to the original Grantee. For any such transfer to be effective, the Grantee must provide prior written notice thereof to the Committee, unless otherwise authorized and approved by the Committee, in its sole discretion; and the Grantee shall furnish to the Committee such information as it may request with respect to the transferee and the terms and conditions of any such transfer. For purposes of transfer of this grant under this subparagraph (b), “immediate family” shall mean the Grantee’s spouse, children and grandchildren.

(c) Notwithstanding any provision in this Agreement to the contrary, all rights and interest of the Grantee in the Restricted Units shall become invalid and wholly terminated and forfeited upon (i) the Grantee’s voluntary termination of the Grantee’s employment with the Company (or Subsidiary), or (ii) the involuntary Termination for Cause by the Company of the Grantee’s employment with the Company (or Subsidiary).

(d) Notwithstanding the foregoing provisions, in the event of termination of the Grantee’s employment with the Company (or Subsidiary) during the Restricted Period by reason of (i) the involuntary termination of the Grantee’s employment with the Company (or a Subsidiary) other than a Termination for Cause (ii) the Retirement of the Grantee, (iii) the Total Disability of the Grantee, or (iv) the Grantee’s death while still employed by the Company (or Subsidiary), then partial vesting shall be allowed as provided in this paragraph 6(d) and the Grantee shall become vested in and receive, in the event of any such involuntary termination of employment other than a Termination for Cause, Retirement or Total Disability, and the legatees, designated Beneficiary, personal representative or heirs of the Grantee shall be vested in and entitled to receive, in the event of the Grantee’s death, the percentage of the Restricted Units which is determined by dividing the number of full months which have elapsed under the Restricted Period at the time of such termination of employment by the number of full months in the Restricted Period. The Grantee, or legatees, designated Beneficiary, personal representative or heirs of the Grantee, as applicable, shall be entitled to receive and the Company shall issue, to the Grantee, or such legatees, designated Beneficiary, personal representative or heirs, as applicable, one share of Common Stock for each vested Restricted Unit, which shall be issued, paid and transferred pursuant to the Award free and clear of all restrictions imposed by the Award on the last day of the Restricted Period, or as soon as practicable thereafter as determined by the Committee, but in no event later than the 15th day of the third calendar month after the last day of the Restricted Period.

(e) The Grantee may designate a Beneficiary to receive any rights of the Grantee which may become vested in the event of the death of the Grantee under procedures and in the form established by the Committee; and in the absence of such designation of a beneficiary, any such rights shall be deemed to be transferred to the estate of the Grantee.

(f) For purposes of the Award and this Agreement, an “involuntary termination” shall mean that the Company (or Subsidiary) has ended the Grantee’s employment with the Company (or Subsidiary) without the Grantee having an opportunity to continue employment with the Company (or Subsidiary); an “involuntary Termination for Cause” of the Grantee’s employment with and by the Company (or Subsidiary) shall mean that the Company (or Subsidiary) has ended such employment by reason of (i) the Grantee’s conviction in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, (ii) the Grantee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Company (or Subsidiary), (iii) any violation by the Grantee of any covenant not to compete with the Company (or Subsidiary), (iv) any act of dishonesty by the Grantee which adversely effects the business of the Company (or Subsidiary), (v) any willful or intentional act of the Grantee which adversely affects the business of, or reflects unfavorably on the reputation of the Company (or Subsidiary), (vi) the Grantee’s use of alcohol or drugs which interferes with the Grantee’s Restricted of duties as an employee of the Company (or Subsidiary), or (vii) the Grantee’s failure or refusal to perform the specific directives of the Company’s Board of Directors, or its officers which directives are consistent with the scope and nature of the Grantee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Company, in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Company (or Subsidiary), which is hereby acknowledged, to terminate the Grantee’s employment at any time without cause; and “voluntary termination” shall mean that the Grantee had an opportunity to continue employment with the Company (or Subsidiary), but did not do so.

(g) For purposes of the Award and this Agreement, “Retirement” shall mean a voluntary termination of employment of the Grantee with the Company (or Subsidiary) by the Grantee if at the time of such termination of employment the Grantee has both completed five (5) years of service with the Company (or Subsidiary) and attained age fifty (50); and “Total Disability” shall mean that the Grantee is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and has established such disability to the extent and in the manner and form as may be required under the provisions of Code Section 22(e)(3) and regulations thereunder.

7. Deferral of Payment, Distribution and Transfer of Stock.

(a) The payment, distribution and transfer of Restricted Units, Common Stock and cash of the Grantee becomes entitled to receive upon the Grantee’s separation from service with the Company upon the Grantee’s Retirement prior to the end of the Restricted Period under paragraph 6(d), above, shall be paid, distributed and transferred to the Grantee in a single payment, distribution and transfer at the Specified Time of the Grantee’s separation from service with the Company by such Retirement, as soon as practicable thereafter as determined by the Committee, but in no event later than the 15th day of the third calendar month after date of such Retirement, and the Grantee shall not be permitted, directly or indirectly, to designate the time of payment, distribution and transfer or the taxable year in which it is to be made. The Specified Time of payment, distribution and transfer of any other compensation that is deferred under this Agreement or the Award shall be the last day of the Restricted Period, or as soon as practicable thereafter as determined by the Committee, but in no event later than the 15th day of the third calendar month after the date of end of the Restricted Period, and the Grantee shall not be permitted, directly or indirectly, to designate the time of payment, distribution or transfer or the taxable year in which it is to be made.

(b) The Specified Time of payment and form of payment specified in paragraph 6(a), above shall be considered as the irrevocable deferral election of the Company and the Grantee of the time and form of payment for purposes of the application to this Agreement and the Award of the provisions of Code Section 409A and the provisions of this Agreement related thereto. No other election to defer compensation, or subsequent election or acceleration of the time and form of payment of compensation is intended or shall be allowed.

(c) The provisions of this Agreement providing for the deferral of payment, distribution, transfer or issuance of Restricted Units, Common Stock or cash shall be applicable solely and exclusively to the Grantee and the Award Agreement and Award referred to herein, and shall not apply to any other stock incentive or other grant, award or transfer provided for or made under the Plan.

(d) Notwithstanding anything otherwise provided under the Plan or in this Agreement the following requirements shall apply to this Award Agreement and the Award, to all elections or subsequent elections made by the Grantee, and to all distributions and payments made to the Grantee pursuant to this Award Agreement and Award.

(1) Any compensation for services performed by the Grantee during a taxable year may be deferred only if the election to defer such compensation by the Grantee or the Company is made not later than the close of the preceding taxable year or such other time as provided in Treasury Regulations under Code Section 409A, but in all events any deferral of the payment, distribution, transfer or issuance of Restricted Units, Common Stock or cash pursuant to the Award and Award Agreement may be made only by an election that is made on or before the Election Date.

(2) Any compensation deferred shall not be distributed earlier than:

(i)	Separation from Service of the Grantee,

(ii)	the date the Grantee becomes Disabled,

(iii)	death of the Grantee,

(iv)	Specified Time (or pursuant to a Fixed Schedule) specified under the plan under which the compensation is deferred at the date of deferral of such compensation,

(v)	a Change in Ownership or Control, or

(vi)	the occurrence of an Unforeseeable Emergency.

(3) To the extent that a distribution is subject to Code Section 409A and Grantee becomes entitled to such distribution on account of a Separation from Service and is a Specified Employee on the date of the Separation from Service, no payment or distribution shall be made before the date which is six (6) months after the date of the Grantee’s Separation from Service, or, if earlier, the date of death of the Grantee.

(4) No acceleration of the time or schedule of any distribution or payment under the plan under which compensation is deferred shall be permitted or allowed, except to the extent provided in Treasury Regulations issued under Code section 409A.

(5) This Agreement shall not permit a subsequent election, unless authorized and agreed to in writing by the Company and Grantee; and if under the Plan or this Agreement compensation is deferred or the Committee acting pursuant to the Plan, permits under any subsequent election by a Participant a delay in a payment or a change in the form of payment of compensation deferred under this Award Agreement and Award, such subsequent election shall not take effect until at least twelve (12) months after the date on which it is made. In the case of a subsequent election related to a payment to be made upon Separation from Service of the Grantee, at a Specified Time or pursuant to a Fixed Schedule, or upon a Change in Ownership or Control, the first payment with respect to which such subsequent election is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made; and any such subsequent election related to a payment at a Specified Time or pursuant to a Fixed Schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment to which it relates.

(6) For purposes of the Plan, this Agreement and the Award, and the entitlement to and time of payment of any compensation deferred under this Agreement or the Award, the following terms and definitions shall apply:

(i) “Change of Ownership or Control” means to the extent provided by Treasury Regulations issued under Code Section 409A, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, which shall be if (i) a person acquires more than 50% of the Company’s stock; (ii) a person acquires during a 12-month period at least 30% (or a higher percentage specified under the Plan) of the Company’s stock; (iii) a majority of the members of the Board of Directors are replaced during a 12-month period; or (iv) a person acquires during a 12-month period at least 40% of the gross fair market value of the Company’s assets.

(ii) “Disabled” means that an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the individual’s employer

(iii) “Fixed Schedule” means the distribution or payment of compensation deferred under this Agreement and Award in a fixed schedule of distributions or payments that are determined and fixed at the time the deferral of such compensation is first elected by the Grantee or the Company.

(iv) “Specified Employee” means a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of the Company.

(v) “Specified Time” means a specified date at which deferred compensation deferred by or for the Grantee pursuant to this Agreement is required to be distributed or paid and which is specified at the time of the election of deferral of such deferred compensation.

(vi) “Unforeseeable Emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Code section 152(a)) of the participant, loss of the participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. As determined under Treasury Regulations under Code section 409A, the amounts distributed with respect to an emergency shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

8. Administration of Restricted Unit Award. The Award and any deferral of the payment, distribution or transfer of Common Stock shall be subject to such other rules and requirements as the Committee, in its sole discretion, may determine to be appropriate with respect to administration thereof and the restrictions made applicable to the Grantee and the Restricted Units during the Restricted Period. This Agreement and the rights and obligations of the parties involved, shall be subject to interpretation and construction by the Committee to the same extent and with the same effect as the Committee actions under pertinent provisions of the Plan. The Grantee shall take all actions and execute and deliver all documents as may from time to time be requested by the Committee in connection with such restrictions and in furtherance hereof. The Grantee agrees to pay to the Company any applicable federal, state, or local income, employment, social security, Medicare, or other withholding tax obligation arising in connection with the Award to the Grantee, which the Company shall determine; and the Company shall have the right, without the Grantee’s prior approval or direction, to satisfy such withholding tax by withholding all or any part of the Common Stock that would otherwise be transferred and delivered to the Grantee, with any shares of Common Stock so withheld to be valued at the Fair

Market Value on the date of such withholding. The Grantee, with the consent of the Company, may satisfy such withholding tax by delivery and transfer to the Company of shares of Common Stock previously owned by the Grantee, with any shares so delivered and transferred to be valued at the Fair Market Value on the date of such delivery.

9. Adjustment Provisions. It is understood that, prior to the expiration of the Restricted Period, certain changes in capitalization of the Company may occur. It is, therefore, understood and agreed with respect to changes in capitalization that:

(a) If a stock dividend is declared on the Common Stock of the Company, which has not been granted as a dividend equivalent, there shall be added to the number of Restricted Units described in paragraph 1 of this Agreement, the number of Restricted Units which the Grantee would have been entitled to if the Grantee had been fully vested and the unrestricted owner of the number of Restricted Units then held under the Award granted, but not theretofore received without restriction; provided, however, that the additional Restricted Units shall be subject to all terms and provisions of this Agreement and in making such adjustments, no fractional Restricted Units shall be awarded, and the Grantee shall be entitled to receive only the number of full Restricted Units to which the Grantee may be entitled by reason of such adjustment at the adjusted grant price per share.

(b) In the event of an increase in the outstanding shares of Common Stock of the Company, effectuated for the purpose of acquiring properties or securities of another corporation or business enterprise, there shall be no increase in the number of shares of Restricted Units which are the subject matter of the Award evidenced by this Agreement as a result of such acquisition.

(c) In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through recapitalization, reclassification, stock split-ups, consolidation of shares, changes in par value and the like, an appropriate adjustment shall be made in the number of Restricted Units described in paragraph 1 of this Agreement, by increasing or decreasing the number of Restricted Units, as may be required to enable the Grantee to acquire the same proportionate stockholdings as the grant of the Award would originally have provided. Provided, however, that any additional Restricted Units shall be subject to all terms and provisions of this Agreement and that in making such adjustments, no fractional Restricted Units shall be awarded, and the Grantee shall be entitled to receive only the number of full Restricted Units to which the Grantee may be entitled by reason of such adjustment.

(d) Except with respect to the time of payment of any compensation deferred under this Agreement, to the extent Restricted Units are still restricted and not vested in Grantee at the time of a Change in Control with respect to the Company, then pursuant to the provisions of the Plan, they shall become fully vested and completely unrestricted and free and clear of any restrictions stated herein at that time; provided, that if such Change in Control occurs less than six (6) months after the Grant Date of Restricted Units to the Grantee, then Restricted Units shall become fully vested and completely unrestricted and free and clear of any restrictions stated herein at the time of such Change in Control only if the Grantee agrees in writing, if requested by the Company in writing, to remain in the employ of the Company or Subsidiary of the Company at least through the date which is six (6) months after the Grant Date with substantially the same title, duties, authority, reporting relationships, and compensation as on the day immediately preceding the Change in Control. The provisions of this subparagraph (d) shall be applied in addition to, and shall not reduce, modify, or change any other obligation or right of the Grantee otherwise provided for in paragraph 3, above, concerning the Grantee’s continued employment with the Company or the termination thereof. If the Restricted Units become subject to this subparagraph (d), they shall become fully vested in the Grantee and nonforfeitable. Such Restricted Units are subject to the provisions of the Plan authorizing the Company, or a committee of its Board of Directors, to provide in advance or at the time of a Change in Control for cash to be paid in settlement of the Restricted Units, all subject to such terms and conditions as the Company or the Committee, in its sole discretion, may determine and impose. For purposes of this subparagraph (d), the term “Change in Control” shall have the same meaning as provided in the definition of that term stated in the Plan, including any amendments thereof.

10. Required Grantee Repayment/Reduction Provision. Notwithstanding anything in the Plan, the Award or this Agreement to the contrary, all or a portion of the Award made to the Grantee under this Agreement is subject to being called for repayment to the Company or reduced in any situation where the Board of Directors or a Committee thereof determines that fraud, negligence, or intentional misconduct by the Grantee was a contributing factor to the Company having to restate all or a portion of its financial statement(s). The Committee may determine whether the Company shall effect any such repayment or reduction: (i) by seeking repayment from the Grantee, (ii) by reducing (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, or arrangement) the amount that would otherwise be awarded or payable to the Grantee under the Award, the Plan or any other compensatory plan, program, or arrangement maintained by the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing. The determination regarding the Grantee’s conduct, and repayment or reduction under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Grantee and the Company. The Grantee, in consideration of the grant of the Award, and by the Grantee’s execution of this Agreement, acknowledges the Grantee’s understanding of the agreement to this provision, and hereby agrees to make and allow an immediate and complete repayment or reduction in accordance with this provision in the event of a call for repayment or other action by the Company or Committee to effect its terms with respect to the Grantee, the Award and/or any other compensation described herein.

11. Stock Reserved. The Company shall at all times during the term of the Award reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the Award issued and granted to Grantee and the terms stated in this Agreement.

12. Rights of Shareholder. Except as otherwise provided in this Agreement, the Grantee shall have no rights as a shareholder of the Company in respect of the Restricted Units or Common Stock for which the Award is granted; and the Grantee shall not be considered or treated as a record owner of shares of Common Stock with respect to the Restricted Units until the Common Stock is issued to Grantee and no longer subject to any of the restrictions pursuant to this Agreement, and Common Stock is actually issued and transferred to Grantee.

13. Entire Agreement. This Agreement contains the entire terms of the Award, and may not be changed orally or other than by a written agreement issued and approved by the Company pursuant to the Plan. This Agreement supersedes any agreements or understandings that may have previously existed, and there are no other agreements or understandings, relating to its subject matter.

14. Successors and Assigns. The Award evidenced by this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

The Grantee hereby acknowledges receipt of this Agreement, the Notice of Restricted Unit Award Agreement and a copy of the Plan, and accepts the Award under the terms and conditions stated in this Agreement, subject to all terms and provisions of the Plan, by signing this Agreement in duplicate originals, as of the date first stated above.

Date	«Officer_Name»
Grantee